UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025

Modiv Industrial, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40814	47-4156046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2195 South Downing Street Denver, Colorado (Address of principal executive offices)	80210 (Zip Code)

Registrant’s telephone number, including area code: (888) 686-6348

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, $0.001 par value per share	MDV	New York Stock Exchange
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share	MDV.PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 3, 2025, Modiv Industrial, Inc. (the “Company”) entered into the Fourth Amended and Restated Limited Partnership Agreement (the “Amended OP Agreement”) of Modiv Operating Partnership, LP (“Modiv OP”) , to, among other things, incorporate prior amendments to the Third Amended and Restated Agreement of Limited Partnership of Modiv OP, dated February 1, 2021, and designate and set forth the terms of the Class X units of limited partnership interests of Modiv OP (the “Class X Units”).

The Class X Units may, in the Company’s sole discretion, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or any other applicable compensatory arrangement or incentive program pursuant to which such Class X Units are issued. Upon vesting, such Class X Units automatically convert into units of Class C limited partnership interests of Modiv OP (the “Class C Units”), provided that the value of Modiv OP has appreciated such that the capital account of such holder of Class X Units is equal to the capital account balance attributable to a Class C Unit on a per unit basis. After such Class C Units have been outstanding for at least one year (inclusive of any holding period for any Class X Units converted into Class C Units), the holder may require Modiv OP to exchange all or a portion of such holder’s Class C Units for cash or, at the option of the Company, shares of the Company’s Class C Common Stock, $0.001 par value per share (the “Common Stock”), on a one-for-one basis.

The Class X Units are intended to qualify as “profits interest” in Modiv OP for U.S. federal income tax purposes. Holders of Class X Units have voting rights with respect to their Class X Units, and holders of Class X Units are entitled to approve, vote on or consent to any matter, as though each such Class X Unit was a Class C Unit. Class X Units generally are entitled to receive the same current distributions that are paid on the Class C Units.

The preceding summary of the Amended OP Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended OP Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information in Item 5.02 of this Current Report on Form 8-K regarding the grants of Class X Units is incorporated by reference into this Item 3.02.

The Class X Units were issued in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D thereunder for transactions not involving any public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Class X Units

On February 3, 2025, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved a grant of Class X Units to each of Aaron S. Halfacre, Raymond J. Pacini and John C. Raney, the Company’s executive officers (the “Officers”). Mr. Halfacre received 546,542.50 Class X Units, Mr. Pacini received 65,000.00 Class X Units and Mr. Raney received 162,500.00 Class X Units (the “Grants”). The Grants were issued under the Modiv Industrial, Inc. 2024 Omnibus Incentive Plan (the “Plan”) and each is evidenced by a Class X Unit Award Agreement.

The purpose of the Grants is to further incentivize the Officers and align their interests with those of the Company’s stockholders and to support the retention of the Officers. In determining the appropriateness of the Grants, the Committee was advised by its independent compensation consultant, which prepared an industry peer group compensation study, based on companies with similar market capitalizations, that delineated executive compensation ranges for the 75% percentile, median and 25% percentile of the peer group. Each Grant was then calculated utilizing an annual compensation level set below the 25% percentile, with the intent, in the case of Mr. Halfacre, that he will receive, for a five-year period, no additional equity grants, no annual cash bonus, and only a minimum wage salary as required by federal, state and local law.

The Class X Units awarded to Messrs. Halfacre and Raney shall vest on the fifth anniversary of the grant date, and the Class X Units awarded to Mr. Pacini shall vest on the second anniversary of the grant date, in each case subject to the Officer’s continued employment with the Company. The time-based vesting conditions shall accelerate and the Class X Units held by an Officer shall vest in full upon (i) a termination of such Officer’s employment (a) by the Company other than for Cause (as defined in the Class X Unit Award Agreement) or (b) by such Officer for Good Reason (as defined in the Class X Unit Award Agreement), and such Officer’s execution of a general release of claims against the Company, (ii) the death of such Officer or (iii) a Change in Control of the Company (as defined in the Plan).

The definitive terms of the Grants are set forth in each Officer’s Class X Unit Award Agreement. The foregoing description of the terms of the Grants does not purport to be complete and is qualified in its entirety by reference to the Form of Class X Unit Award Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Base Salary for Mr. Halfacre

In connection with Mr. Halfacre’s Grant and at his request, the Committee approved, effective on or before April 1, 2025, an annual base salary equal to the minimum wage required by law, not to exceed $56,485.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Fourth Amended and Restated Limited Partnership Agreement of Modiv Operating Partnership, LP, dated as of February 3, 2025
10.2	Form of Class X Unit Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIV INDUSTRIAL, INC. (Registrant)

Dated: February 4, 2025	By:	/s/ RAYMOND J. PACINI
Name: Raymond J. Pacini
Title: Chief Financial Officer